UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on January 26, 2017, MoneyGram International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended by the First Amendment to the Agreement and Plan of Merger, dated April 15, 2017, the “Merger Agreement”) with Alipay (UK) Limited, a United Kingdom limited company (“Alipay”), Matrix Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Alipay (“Merger Sub”), and, solely for purposes of certain specified provisions of the Merger Agreement, Alipay (Hong Kong) Holding Limited, a Hong Kong limited company, providing for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Alipay (the “Merger”).

The closing of the Merger was subject to certain conditions, including clearance by the Committee on Foreign Investment in the United States (“CFIUS”) under the Defense Production Act of 1950, as amended. The parties to the Merger Agreement have been advised that CFIUS clearance of the Merger will not be forthcoming. After further discussion between the parties, they determined to cease efforts to seek CFIUS approval and entered into a Termination Agreement, dated January 2, 2018 (the “Termination Agreement”), pursuant to which they mutually terminated the Merger Agreement, with Alipay paying the Company a termination fee of $30 million. The parties have also agreed to release each other from certain claims and liabilities arising out of or relating to the Merger Agreement or the transactions contemplated thereby.

In addition, pursuant to the Termination Agreement, the Company and Alipay have agreed to work collaboratively to explore and develop non-exclusive strategic initiatives to bring together their capabilities in the remittance and digital payments markets to provide their respective customers with user-friendly, rapid-response and low-cost money transfer services into China, India, the Philippines and other markets.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 2, 2018, the Company and Alipay issued a press release announcing the termination of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated in its entirety herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibit and Financial Statements.

(d) Exhibits

Exhibit No.	Description

10.1	Termination Agreement, dated as of January 2, 2018, by and among MoneyGram International, Inc., Alipay (UK) Limited, Matrix Acquisition Corp. and Alipay (Hong Kong) Holding Limited.

99.1	Press release dated January 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

Date: January 2, 2018	By:	/s/ F. Aaron Henry
	Name:	F. Aaron Henry
	Title:	Executive Vice President, General Counsel and Secretary